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                                                                       Exhibit 5

                               ADVISORY CONTRACT

         THIS AGREEMENT made this 20th day of December, 1996, by and between JORDAN AMERICAN HOLDINGS, INC., d/b/a EQUITY ASSETS MANAGEMENT, a Florida corporation, (hereinafter referred to as the "Adviser"), and IMPACT MANAGEMENT INVESTMENT TRUST. a Massachusetts business trust (hereinafter referred to as the "Trust").

         WHEREAS, the Trust is an open-end management investment company as that term is defined in the Investment Company Act of 1940, as amended, and is registered as such with the U.S. Securities and Exchange Commission; and

         WHEREAS, the Adviser is in the business of rendering investment advisory, statistical and research services, and is registered as an investment adviser with the U.S. Securities and Exchange Commission under the Investment Adviser's Act of 1940, as amended; and

         WHEREAS, the parties desire to provide for continuing services by the Adviser to the Trust pursuant to the terms and conditions hereinafter set forth,

         NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

         1. The Trust hereby retains and appoints the Adviser as its investment adviser and portfolio manager to render research, statistical and advisory services to the Trust, and to supervise the investments of the Trust for the period and upon the terms herein set forth, subject to the direction and control of the Board of Trustees of the Trust. The Advisor accepts such employment and agrees during such period to render the services and to assume the obligation herein set forth for the compensation herein provided.

         2. The Adviser in its supervision of the investments of the Trust will be guided by the Trust's fundamental investment policies and the provisions and restrictions contained in the Declaration of Trust and By-Laws of the Trust as set forth in the Trust's registration statement, and exhibits thereto, as may be filed with the U.S. Securities and Exchange Commission (the "Commission"), all subject to the applicable provisions of the Investment Company Act of 1940, as amended (the "Act").

         3. The Trust will pay and is solely responsible for its own expenses including, without limitation, interest charges, taxes, costs of purchasing and selling

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securities for its portfolio, rent expenses of redemption of shares, auditing and legal expenses; expenses attributable to printing prospectuses Trustees' fees and expenses necessarily incurred by a Trustee in attendance at Trustees' meeting; expenses of administrative personnel and administrative series, custodian fees; fees of transfer agents, registrar and dividend disbursing agents; the cost of stock certificates and corporate reports; all other printing expenses; costs in connection with Board of Trustee's meetings and the annual or special meetings of shareholders, including proxy material preparation and distribution, filing fees, dues, insurance premiums, miscellaneous management and operating expenses and expenses of an extraordinary and nonrecurring nature.

         In no event shall the Adviser be responsible for the payment or reimbursement of any Trust expense of any king what-so-ever.

         4. Trust Management is solely responsible for the day-to-day operations of the Trust, maintaining compliance with the Securities Act of 1933, the Investment Company Act of 1940, Section 851 of the Internal Revenue Code of 1986, as amended, and any law or regulation of any governmental agency having jurisdiction over the Trust. The Adviser shall be held harmless and the Trust will indemnify the Adviser for any fines or damages that may be levied or charged to the Adviser and for any expenses incurred by the Adviser, including but not limited to legal fees, that may arise as a result of any violation or error committed by Trust Management to any party.

         5. Subject to the provision of Paragraph 7 hereof, the Trust agrees to pay to the Adviser for its services rendered during the preceding month thereunder on the first business day each month during the term of the Agreement a cash fee in an amount determined by applying the following monthly rates to the average daily net asset value of the Trust during the preceding month, determined in the manner used for the determination of the offering price of the Trust's shares:

                                     Equivalent                 Average Daily
Monthly Rate                        Annual Rate                Net Asset Values
------------                        -----------                ----------------
1/12 of 2.25%                           2.25%                   On All Assets

         6. The term of this Agreement shall begin on the date first above written and shall continue in effect for three (3) years from that date and from year-to-year thereafter, subject to the provisions for termination and all of the other terms and conditions hereof, if; (a) such continuation shall be specifically approved at least annually by the vote of a majority of the Trustees who are not parties to such contract or interested persons of any such party to such contract (other than as Trustees of the Trust) cast in person at a meeting called for that purpose, or by a vote of the majority of

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the outstanding voting securities of the Trust, and (b) the Adviser shall not have notified the Trust in writing at least sixty (60) days prior to the anniversary date of this Agreement in any year hereafter that it does not desire such continuation.

         7. Notwithstanding anything to the contrary herein, the Agreement may be terminated at any time, without the payment of any penalty, by the Trustees of the Trust or by a vote of a majority of the outstanding voting securities of the Trust on sixty (60) days written notice to the Adviser.

         8. This Agreement shall automatically terminate in the event of its assignment, the term "assignment" for this purpose having the meaning defined in Section 2(a)(4) of the 1940 Act.

         9. The Adviser may employ or contract with such other person or persons, corporation or corporations at its own cost and expense as it shall determine in order to assist it in carrying out this Agreement; provided, however, that to the extent that any such employment or contract constitutes such other person or persons, corporation or corporations to be an investment adviser to the Trust within the meaning of the 1940 Act, such employment or contracts shall be subject to the approval of the Trust's shareholders in the manner provided by such Act, prior to its effectiveness.

         10. The adviser shall not be liable to the Trust for anything done or omitted by it, except acts or omissions involving willful misfeasance, bad faith, gross negligence or reckless disregard of the duties imposed on it by this Agreement.

         11. The services of the Adviser herein provided are not to be deemed exclusive and, so long as its services hereunder shall not be impaired thereby, should the Adviser so desire, it may sponsor, promote, and provide investment advisory and management series to one or more investment companies other than the Trust.

         12. This Agreement may be amended at any time by agreement of the parties, provided that the amendment shall be approved by the vote of a majority of Trustees of the Trust, including a majority of Trustees who are not parties to this Agreement or interested persons of any such party to this Agreement (other than as Trustees of the Trust) cast in person at a meeting called for that purpose.

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         IN WITNESS WHEREOF, the parties have caused this Investment Advisory
Contract to be executed on their behalf by their duly authorized officers and their corporate seals to be affixed hereto as of the date first above written.

The Adviser:                                   The Trust:
JORDAN AMERICAN HOLDINGS, INC.                 IMPACT MANAGEMENT
                                               INVESTMENT TRUST

By: /s/CHARLES R. CLARK                              By: /s/RONALD A. STILLER
   --------------------                                 ---------------------
    Charles R. Clark                                     Ronald A. Stiller

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